UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2021

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

6600 Wall Street, Mobile, Alabama 36695

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2021, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with TruCode LLC, a Virginia limited liability company (“TruCode”), the members of TruCode set forth on the signature pages to the Purchase Agreement (each a “Seller” and, collectively, the “Sellers”), and Michael E. Mulligan, in his capacity as a representative of the Sellers (the “Sellers’ Representative”). The Purchase Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, (i) CPSI will purchase from the Sellers all of the issued and outstanding membership interests of TruCode, and (ii) CPSI will pay the purchase price as provided in the Purchase Agreement and as described below (collectively, the “Transaction”).

The parties to the Purchase Agreement closed the Transaction on May 12, 2021. Effective upon the consummation of the Transaction (the “Closing”), TruCode became a wholly-owned subsidiary of CPSI.

The Purchase Agreement provides for a total purchase price (the “Purchase Price”) of $61 million (the “Base Cash Price”), subject to various adjustments, including for working capital and indebtedness, plus a potential earnout payment of up to $15 million (the “Earnout Payment”). Pursuant to the Purchase Agreement, various amounts were withheld from the Base Cash Price and placed in escrow with an escrow agent at Closing. Based upon the adjustments and the various escrow holdbacks, at Closing CPSI paid a net amount to the Sellers of approximately $58.0 million, and a total of approximately $4.5 million was deposited by CPSI in escrow accounts. As an inducement to CPSI entering into the Purchase Agreement, TruCode has entered into employment agreements with certain of its employees, which employment agreements became effective as of the Closing and which provide for a minimum term of one year.

The Earnout Payment represents potential additional consideration, up to a maximum amount of $15 million, to be paid by CPSI to the Sellers within thirty days of the final determination of TruCode’s EBITDA (as hereinafter defined) for the twelve-month period from and after the date of Closing (the “Measurement Period”). “EBITDA” is defined in Annex B to the Purchase Agreement as the total of the following for TruCode for the Measurement Period: (i) net income of TruCode (excluding (A) those items of revenue that do not occur in the ordinary course, (B) any payments received by CPSI in connection with the purchase price adjustment provision of the Purchase Agreement, (C) any indemnification payments received by CPSI under the Purchase Agreement, (D) any payments received by CPSI under the R&W Insurance Policy (as hereinafter defined), and (E) any revenue derived from any acquired business or consolidating business, all as determined under the Purchase Agreement), plus (ii) interest expense, income taxes, depreciation and amortization, minus (iii) any software development costs to the extent capitalized during such period, in each case calculated in accordance with generally accepted accounting principles, except as set forth in the Purchase Agreement and prior to any consolidation adjustments or intercompany eliminations, and further subject to certain pro forma revenue and expense adjustments set forth in Annex B to the Purchase Agreement. Under the terms of the Purchase Agreement, (i) no Earnout Payment will be made if TruCode’s EBITDA for the Measurement Period is less than or equal to $6,120,000, (ii) between $1 and $5,000,000 will be paid if EBITDA is greater than $6,120,000 and less than or equal to $7,000,000, (iii) between $5,000,000 and $10,000,000 will be paid if EBITDA is greater than $7,000,000 and less than or equal to $8,000,000, (iv) between $10,000,000 and $15,000,000 will be paid if EBITDA is greater than $8,000,000 and less than or equal to $9,000,000, and (v) the amount of the Earnout Payment will be straight-line interpolated between each of the foregoing thresholds.

The Purchase Agreement also contains customary representations, warranties and covenants. CPSI has obtained a buy-side representations and warranties insurance policy (“R&W Insurance Policy”) to cover certain potential claims from breaches of certain of the representations and warranties made by the Sellers in the Purchase Agreement. CPSI, on the one hand, and the Sellers, on the other hand, each paid 50% of the premium for the R&W Insurance Policy. The Purchase Agreement contains a five-year noncompetition covenant that applies to certain members of TruCode, and a five-year non-solicitation covenant that prohibits such members from soliciting CPSI employees, both subject to limited exceptions.

Subject to certain exceptions, the Sellers have agreed to indemnify CPSI on a joint and several basis for certain breaches of representations, warranties and covenants, certain pre-closing taxes and certain other enumerated items, up to a prescribed amount in an indemnity escrow fund. Certain of the Sellers are severally but not jointly liable for indemnifiable amounts in excess of the indemnity escrow fund. Subject to certain exceptions, CPSI has agreed to indemnify the Sellers for certain breaches of representations, warranties and covenants, with such indemnification limited to the amount of the total Purchase Price.

In connection with the Closing of the Transaction, CPSI made a draw of $61 million on its existing senior secured revolving credit facility. A portion of the proceeds from such draw, together with available cash on hand, was used by CPSI to make the various required payments at the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about CPSI, TruCode or any of their respective affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CPSI, TruCode or any of their respective affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in CPSI’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On May 12, 2021, CPSI issued a press release announcing the execution of the Purchase Agreement and the Closing of the Transaction. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated May 12, 2021, by and among Computer Programs and Systems, Inc., TruCode LLC, the Sellers named therein, and the Sellers’ Representative.*

99.1	Press Release dated May 12, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CPSI hereby agrees to furnish supplementally copies of any of the omitted documents to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: May 12, 2021	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer